UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.

Aditxt, Inc.
(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Aditxt, Inc.

Amendment and Supplement to the Proxy Statement

For the Annual Meeting of Stockholders

To be Held on July 15, 2022 (adjourned on July 8, 2022)

EXPLANATORY NOTE

On May 10, 2022, Aditxt, Inc. (“Aditxt” or the “Company”) filed its definitive proxy statement (the “Proxy Statement”) for its annual meeting of stockholders to be held on June 24, 2022 (the “Annual Meeting”), which was adjourned on June 24, 2022 and reconvened on Friday, July 8, 2022, at 12:00 p.m. E.T. On July 8, 2022, the annual meeting was adjourned until July 15, 2022 at 12:00 p.m. E.T. as a result of the Company not receiving enough votes to reach a quorum.

On July 8, 2022, following the adjournment of the annual meeting, the board of directors of the Company approved an amendment to the Company’s amended and restated bylaws, pursuant to which a quorum for a stockholder’s meeting will, as of the effective date of July 9, 2022, constitute one-third of the shares entitled to vote at a meeting of stockholders.

The Company is voluntarily amending and supplementing the Proxy Statement with the information provided in this amendment and supplement to the Proxy Statement (the “Amendment and Supplement”) to clarify the quorum requirements for the Annual Meeting.

Any proxies submitted by stockholders before the date of this Amendment and Supplement will be voted as instructed on those proxies, unless a stockholder changes his or her vote by submitting a later dated proxy. Stockholders should follow the instructions described in the Proxy Statement regarding how to submit proxies or vote at the Annual Meeting.

THIS AMENDMENT AND SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Section references in the below disclosures are to sections in the Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement.

Amendments and Supplemental Disclosure

Proxy Statement

The text under the heading “Questions and Answers about the Annual Meeting—What Constitutes a Quorum?” is amended and restated as follows (new text in bold and underline):

The presence in person or by proxy of the holders of record of one-third of the shares of common stock entitled to vote at a meeting of stockholders constitutes a quorum for purposes of the Annual Meeting. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. See “What is a broker non-vote?”

If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. Notwithstanding the foregoing, the Annual Meeting may be adjourned, from time to time, by the chairperson of the Annual Meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the Annual Meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with the by-laws shall be given to each stockholder of record entitled to vote at the meeting.